UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 12, 2008
Date of earliest event reported: September 30, 2008
El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building 1001 Louisiana Street
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 420-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     On September 30, 2008, El Paso Corporation (“El Paso”) contributed to El Paso Pipeline Partners, L.P. (the “Partnership”) a 30 percent general partner interest in Colorado Interstate Gas Company (“CIG”) and a 15 percent general partnership interest in Southern Natural Gas Company (“SNG”) in exchange for approximately $736 million of consideration. The aggregate consideration of $736 million consisted of approximately $274 million paid as a combination of cash and a promissory note and 26,888,611 newly issued common units representing limited partner interests in the Partnership (“Common Units”).
      Concurrently with the issuance of the Common Units, 566,563 general partner units were issued to El Paso Pipeline GP Company, L.L.C., the Partnership’s general partner (the “General Partner”), in exchange for a $10 million contribution in order for the General Partner to maintain its 2 percent general partner interest in the partnership.
      On October 6, 2008, the Partnership filed a Current Report on Form 8-K (the “Report”) stating that the required historical financial statements and other financial information with respect to CIG and SNG and the required pro forma financial information with respect to the acquisition would be filed by an amendment to that Report. This Report replaces Item 9.01 of that filing:
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
     The following financial statements are incorporated by reference in this filing as noted:
1.	SNG’s interim unaudited consolidated financial statements for the nine month period ended September 30, 2008 (incorporated by reference in this filing from SNG’s Quarterly Report on Form 10-Q filed November 10, 2008)

2.	CIG’s interim unaudited consolidated financial statements for the nine month period ended September 30, 2008 (incorporated by reference in this filing from CIG’s Quarterly Report on Form 10-Q filed November 10, 2008)

3.	SNG’s audited consolidated financial statements for the year ended December 31, 2007 and related notes to the financial statements (incorporated by reference in this filing from SNG’s Annual Report on Form 10-K filed March 5, 2008)

4.	CIG’s audited consolidated financial statements for the year ended December 31, 2007 and related notes to the financial statements (incorporated by reference in this filing from CIG’s Annual Report on Form 10-K filed March 5, 2008)
(b) Unaudited pro forma financial statements.
      The following unaudited pro forma condensed consolidated financial statements reflect the historical consolidated income statements of El Paso Pipeline Partners, L.P., adjusted for the pro forma effects of the contribution of additional interests in CIG and SNG and directly related conveyance and financing transactions in all periods presented. The historical consolidated statement of income for the year ended December 31, 2007 has also been adjusted to reflect the contribution of the initial 10 percent general partner interest in each of CIG and SNG and directly related conveyance and financing transactions in conjunction with our initial public offering in November 2007. The historical consolidated balance sheet as of September 30, 2008 is included in our Quarterly Report on 10-Q filed November 10, 2008 and reflects the effects of the initial contribution of general partner interest in each of CIG and SNG and the subsequent contribution of a 30 percent general partner interest in CIG and a 15 percent general partner interest in SNG.

El Paso Pipeline Partners, L.P. Unaudited Pro Forma Condensed Consolidated Statements of Income	A-2
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	A-4
(d) Exhibits.

Exhibit Number	Description
Exhibit 23.A	Consent of Independent Registered Accounting Firm Ernst & Young LLP.

Exhibit 23.B	Consent of Independent Registered Accounting Firm PricewaterhouseCoopers LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.
By:	El Paso Pipeline GP Company, L.L.C.,
its General Partner

Date: December 12, 2008	By:	/s/ Robert W. Baker
	Name:	Robert W. Baker
	Title:	Executive Vice President and General Counsel

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2008 and the Year Ended December 31, 2007
Introduction
     The unaudited pro forma condensed consolidated financial statements of El Paso Pipeline Partners, L.P. (“EPB” or the “Partnership”) for the nine months ended September 30, 2008 and for the year ended December 31, 2007 are based upon the historical unaudited and audited consolidated financial statements of the Partnership. These unaudited pro forma condensed consolidated financial statements reflect the effects of the contribution by El Paso to the Partnership of an additional 30 percent interest in CIG and an additional 15 percent interest in SNG. The contribution of the additional interests increased EPB’s interest in CIG to 40 percent and its interest in SNG to 25 percent. Additionally, the unaudited pro forma condensed consolidated financial statements reflect financing this transaction with $175 million of private placement debt with an average annual rate of 7.8 percent, due 2011 through 2013, $65 million from the partnership’s existing revolving credit facility, a $10 million note payable to El Paso and 27,761,611 common units, 26,888,611 of which were issued to El Paso. The general partner also contributed $10 million in exchange for 566,563 general partner units, maintaining its 2-percent interest.
     The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2007 also reflects certain transactions entered into in conjunction with our formation and initial public offering in November 2007 including the reorganization of SNG and CIG, conversion of these entities to partnerships, repayment by the partnership of affiliated notes payable, and contribution of 10 percent interests in CIG and SNG to us as well as related financing transactions.
     The pro forma adjustments have been prepared as if the transactions occurred as of January 1, 2007. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes and the historical audited consolidated financial statements filed in our Annual Report on Form 10-K for the year ended December 31, 2007 as well as with our unaudited consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2008. The historical consolidated balance sheet as of September 30, 2008 is included in our Quarterly Report on 10-Q filed November 10, 2008 and reflects the effects of the transactions noted above.
      The adjustments to the historical financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. However, we believe that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable. We believe that the assumptions give appropriate effect to the expected impact of events that are directly attributable to the (i) initial contribution of 10 percent interests in CIG and SNG in November 2007, (ii) the subsequent acquisition of additional interests in CIG and SNG from El Paso Corporation and (iii) directly related conveyance and financing transactions, and reflect those items expected to have a continuing impact on the Partnership.

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Nine Months Ended September 30, 2008
(In millions, except unit and per unit amounts)

	Historical	Pro Forma Adjustments			Pro Forma
Operating revenues	$103.0	$			$103.0
Operating expenses
Operation and maintenance	24.6				24.6
Depreciation and amortization	19.6				19.6
Taxes, other than income taxes	3.1				3.1

	47.3				47.3

Operating income	55.7				55.7
Earnings from unconsolidated affiliates	29.2		54.3	(a)	83.5
Other income, net	0.9				0.9
Interest and debt expense	(14.4)		(12.6	) (c)	(27.0)
Affiliated interest expense, net	—		1.0	(b)	0.4
			(0.6	) (d)

Net income	$71.4		$42.1		$113.5
Net income per limited partner unit — Basic and Diluted:
Common units	$0.86				$0.99
Subordinated units	$0.75				$0.99

Limited partner units:
Common units	57,187,786				84,949,397
Subordinated units	27,727,411				27,727,411

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2007
(In millions, except unit and per unit amounts)

			Pro Forma
	Historical		Adjustments			Pro Forma
Operating revenues	$110		$			$110
Operating expenses
Operation and maintenance	27					27
Depreciation and amortization	16					16
Taxes, other than income taxes	4					4

	47					47

Operating income	63					63
Earnings from unconsolidated affiliates	5			67	(a)	100
				28	(e)
Other income, net	7					7
Interest and debt expense, net	(2)			(16	) (c)	(41)
				(23	) (f)
Affiliated interest expense, net	(7)			(1	) (d)	—
				1	(b)
				7	(g)

Net income	$66			$63		$129

Net income per limited partner unit — Basic and Diluted:
Common units	$0.13	(1)				$1.15
Subordinated units	$0.09	(1)				$1.04

Limited partner units:
Common units	57,187,786					84,949,397
Subordinated units	27,727,411					27,727,411

(1) Calculated from the date of our initial public offering in November 2007 through December 31, 2007.

EL PASO PIPELINE PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Historical
     Historical amounts represent the historical interim consolidated statement of income for the nine-month period ended September 30, 2008 derived from the Partnership’s interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2008 and the historical consolidated statement of income for the year ended December 31, 2007, derived from the annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
Pro Forma Adjustments
Contribution of Additional Interests in CIG and SNG
     The historical amounts for both periods have been adjusted to reflect the effects of the contribution to the Partnership of an additional 30 percent interest in CIG and 15 percent interest in SNG on September 30, 2008:
(a)	Reflects an adjustment to equity earnings related to acquiring an additional 15 percent interest in SNG and 30 percent interest in CIG on September 30, 2008. Our equity earnings from CIG has been adjusted to reflect CIG’s distribution of a $300 million note receivable to its affiliates ($30 million net to us) made prior to the contribution.

(b)	Reflects an adjustment to record interest income on a $30 million note receivable from El Paso distributed by CIG prior to our acquisition of an additional 30 percent interest in CIG. The interest on this variable rate note was calculated using a rate of 3.7% for the nine months ended September 30, 2008 and for the year ended December 31, 2007.

(c)	Reflects an adjustment to interest expense related to additional borrowings incurred in conjunction with this contribution. We issued $175 million of senior unsecured notes consisting of $140 million in fixed rate notes and the remainder at a variable rate. Additionally, we borrowed $65 million at a variable rate under our $750 million credit facility. We calculated our adjustment to interest expense using (i) a rate of approximately 7.9% and 7.3% on the fixed rate and variable rate portions of our senior unsecured notes, respectively, in each period presented, and (ii) a variable rate of 4.1 percent for our revolving credit facility for the nine months ended September 30, 2008 and year ended December 31, 2007. A change of 1/8% in each of the variable rates would have increased or decreased total interest expense by less than $1 million for the nine months ended September 30, 2008 and the year ended December 31, 2007.

(d)	Reflects an adjustment to record additional interest expense related to the $10 million variable rate note payable entered into with El Paso as partial consideration for the contribution of additional interests in CIG and SNG. The interest on this note was calculated using a rate of 7.3% for the nine months ended September 30, 2008 and for the year ended December 31, 2007. A change of 1/8% in the variable rate would have increased or decreased total interest expense by less than $1 million for the nine months ended September 30, 2008 and the year ended December 31, 2007.

Contribution of 10 percent Interests in CIG and SNG with November 2007 Initial Public Offering
     The Historical amounts for the year ended December 31, 2007 have also been adjusted to reflect the effects of the following transactions completed in conjunction with our initial public offering completed in November 2007:
(e)	Reflects an adjustment to equity earnings for the period from January 2007 to November 2007 related to the 10 percent interests in SNG and CIG contributed to us in November 2007 in conjunction with our initial public offering. Prior to their contribution to us, these entities were reorganized as well as converted to partnerships.

(f)	Reflects an adjustment to interest expense related to $425 million of revolver borrowings incurred in connection with our initial public offering in November 2007. Pro forma interest expense on revolver borrowings is based on a variable interest rate of 6.0%. A change of 1/8% in these rates would have increased or decreased the net interest expense by approximately $1 million for the year ended December 31, 2007.

(g)	Reflects the effects of the repayment by the Partnership of notes payable to El Paso with a portion of the borrowings under the credit facility.
      Pro forma net income per unit is determined by dividing the pro forma net income that would have been allocated to the common and subordinated unitholders, which is 98 percent of pro forma net income, by the number of common and subordinated units outstanding. For purposes of this calculation, 84,949,397 common units and 27,727,411 subordinated units were assumed to have been outstanding since January 1, 2007. Additionally, the pro forma net income per unit calculations are performed without regard to arrearages.

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 23.A	Consent of Independent Registered Accounting Firm Ernst & Young LLP.

Exhibit 23.B	Consent of Independent Registered Accounting Firm PricewaterhouseCoopers LLP.